UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting of Stockholders (the “Special Meeting”) of Synlogic, Inc. (the “Company”) held on September 21, 2023, the Company’s stockholders approved a proposal authorizing an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a one-time reverse stock split of the Company’s outstanding shares of common stock at a ratio of not less than 1-for-5 and not greater than 1-for-15.

On September 27, 2023, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to effect a one-time reverse stock split of the Company’s common stock, at a ratio of 1-for-15 (the “Reverse Stock Split”). The Reverse Stock Split was effective at 5:00 p.m. Eastern Time, after the close of trading on The Nasdaq Capital Market, on September 27, 2023 (the “Effective Time”). At the Effective Time, every 15 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock, without any change in the par value per share. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, warrants and other convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans. Any stockholder who would otherwise be entitled to a fractional share of common stock created as a result of the Reverse Stock Split will be entitled to receive a cash payment in lieu thereof equal to the fractional share to which the stockholder would otherwise be entitled multiplied by the closing sales price of a share of common stock on September 27, 2023, as adjusted for the Reverse Stock Split.

Following the Reverse Stock Split, the shares of common stock will continue to trade on The Nasdaq Capital Market under the symbol “SYBX.” The new CUSIP number for the common stock following the Reverse Stock Split will be 87166L209.

The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Information.

On September 27, 2023, the Company issued a press release announcing the Reverse Stock Split. The press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Synlogic, Inc, dated September 27, 2023.

99.1	Press Release, dated September 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synlogic, Inc.

Date: September 28, 2023	By:	/s/ Michael Jensen
	Name:	Michael Jensen
	Title:	Chief Financial Officer